EXHIBIT 23.2

CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 17, 1999, except for the second paragraph of Note 4 as to which the date is August 28, 2000 relating to the financial statements of GENXON Power Systems, LLC., which is incorporated by reference in Catalytica Energy Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
November 5, 2002